UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 13, 2014

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20430	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

6100 Uptown Blvd NE, Suite 600
Albuquerque, NM 87110

(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852      (505) 255-4852 FREE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( x ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( x ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

( ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into Material Definitive Agreements.

THE TYHEE BRIDGE LOAN AGREEMENT

On January 23, 2014, Santa Fe Gold Corporation (“Santa Fe” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tyhee Gold Corp., a British Columbia, Canada corporation whose common shares are listed on the TSX Venture Exchange under the symbol TDC (“Tyhee”), and Tyhee Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Tyhee (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company to be the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Tyhee (the “Merger”).

In conjunction with the Merger Agreement, Tyhee and Santa Fe entered into a Bridge Loan Agreement, pursuant to which Tyhee is obligated to advance up to $3.0 million to Santa Fe. As of February 14, 2014, Tyhee has made an initial advance of $1,515,832 in accordance with the terms of the Bridge Loan. The Bridge Loan bears interest at a rate of 2% a month. The outstanding principal amount of the Bridge Loan becomes due and payable upon termination of the Merger Agreement or, following completion of the merger, will be converted to an intercompany loan. Santa Fe may prepay the principal amount and accrued interest of the Bridge Loan at any time and from time to time without penalty.

The foregoing description of the Bridge Loan and the Bridge Loan Agreement does not purport to be complete, and is qualified in its entirety by reference to the Bridge Loan Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this report by reference.

Exhibit
Number	Description

2.1	Bridge Loan Agreement dated as of February 13, 2014, by Santa Fe Gold Corporation and Tyhee Gold Corp,

99.1	Press Release dated February 18, 2014

NOTICES

STATEMENT REGARDING ADDITIONAL INFORMATION THAT WILL BECOME AVAILABLE

This Current Report on Form 8-K is being made in respect of a Bride Loan in conjunction with the previously announced Merger Agreement involving Santa Fe Gold Corporation. (“Santa Fe”) and Tyhee Gold Corp.

(“Tyhee”). In connection with the proposed transaction, Tyhee and Santa Fe will file with the SEC a Registration Statement on Form F-4 containing a proxy statement/prospectus, and each of Tyhee and Santa Fe Solar may file with the SEC other documents regarding the proposed transaction. Tyhee will provide disclosure and arrange for solicitation of the votes of its shareholders in accordance with Canadian regulations. Such documents are not currently available.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain a copy of the proxy statement/prospectus (when available) and other documents filed with the SEC by Tyhee and Santa Fe Solar free of charge at the SEC’s website at www.sec.gov. Investors and security holders may also obtain copies of the proxy statement/prospectus (when available) and other documents filed with the SEC by Santa Fe free of charge from Santa Fe by directing a request to Santa Fe, Attention: Michael Martinez, (505) 255-4852, or by going to Santa Fe’s website at www.santafegold.com.

Santa Fe and Tyhee, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Santa Fe’s directors and executive officers is contained in its annual report on Form 10-K, filed with the SEC on September 30, 2013. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC (when available).

FORWARD-LOOKING AND CAUTIONARY STATEMENTS – SAFE HARBOR

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “future,” “anticipate,” “potential,” “believe” or similar statements are forward-looking statements. Risks and uncertainties include difficulties, delays, unexpected costs or the inability to consummate the proposed business combination with Tyhee and other transactions referred to in this Current report on Form 8-K; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; risks associated with the inherent uncertainty of future financial results, additional capital financing requirements, and development of new products by the Company or the Company competitors and those risks described in the documents we file with the SEC. The information contained herein is as of January 23, 2014. The Company disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the period covered by this report or otherwise, except as expressly required by law. Copies of Santa Fe’s public disclosure filings are available from its investor relations department.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: February 18, 2014